Exhibit 4.2

NUMBER

NUMBER
C
SHARES
SEE REVERSE FOR
CERTAIN
DEFINITIONS
CUSIP

LIBERTY MEDIA ACQUISITION CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
SERIES A COMMON STOCK

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES A COMMON STOCK OF THE PAR VALUE OF $0.0001 EACH OF

LIBERTY MEDIA ACQUISITION CORPORATION

(THE “COMPANY”)

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

Subject to the Company’s amended and restated certificate of incorporation (as may be amended from time to time, the “restated certificate”), the shares of Series A common stock will be redeemed by the Company if it is unable to complete a business combination within the period of time set forth in the restated certificate, or by such later date approved by the Company’s stockholders in accordance with the restated certificate, all as more fully described in the Company’s final prospectus dated                            , 2021.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile signatures of its duly authorized officers.

Secretary	[Corporate Seal] Delaware	Principal Executive Officer

LIBERTY MEDIA ACQUISITION CORPORATION

The Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the restated certificate and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
					(Cust)		(Minor)
TEN ENT	—	as tenants by the entireties
Under Uniform Gifts to
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For value received, _______________hereby sell(s), assign(s) and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Shares of the capital stock represented by the within Certificate, and do(es) hereby irrevocably constitutes and appoints

Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:
By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

In each case, as more fully described in the Company’s final prospectus dated                              , 2021, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering only in the event that, subject to the restated certificate, (i) the Company redeems the shares of Series A common stock sold in its initial public offering and liquidates because it does not consummate an initial business combination within the period of time set forth in the restated certificate, (ii) the Company redeems the shares of Series A common stock sold in its initial public offering in connection with a stockholder vote to amend the restated certificate (A) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with the Company’s initial business combination or to redeem 100% of the Series A common stock if it does not complete its initial business combination within the period of time set forth in the restated certificate , or (B) with respect to any other provision relating to the holder(s) rights or pre-initial business combination activity, or (iii) if the holder(s) seek(s) to redeem for cash his, her, its or their respective shares of Series A common stock in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks stockholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.